UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): April 9, 2012

eResearchTechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-29100	22-3264604
(Commission File Number)	(I.R.S. Employer Identification No.)

1818 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

215-972-0420

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On April 9, 2012, Explorer Holdings, Inc. (“Parent”), Explorer Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Subsidiary”), and eResearchTechnology, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the satisfaction or waiver of the conditions therein, Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Parent. Parent and Merger Subsidiary are affiliated with Genstar Capital LLC (“Genstar”), a private equity firm.

Under the terms of the Merger Agreement, if the Merger is completed, holders of shares of common stock of the Company (not including holders of such common stock who successfully exercise and perfect their appraisal rights under the Delaware General Corporation Law) that are outstanding immediately prior to the time of the consummation of the Merger (the “Effective Time”) shall be entitled to receive $8.00 in cash, for each share of the Company’s common stock held by them (the “Merger Consideration”), and all such shares of common stock shall be automatically canceled and retired and shall cease to exist.

Each holder of a stock option that was issued under the terms of the Company’s 1996 Stock Option Plan, as amended, or the Company’s Amended and Restated 2003 Equity Incentive Plan, as amended (the “Company Stock Plans”) and which is outstanding at the Effective Time (each, an “Option”) shall be entitled to receive, in consideration of the cancellation of all such Options held by such option holder, subject to the consummation of the Merger and effective as of the Effective Time, a cash payment per share equal to the difference between the per share merger consideration and the exercise price of the Option, multiplied by the number of shares subject to that Option.

Additionally, subject to the consummation of the Merger, each restricted stock award under the Company Stock Plans which is outstanding at the Effective Time will become free of any restrictions and converted into a right to receive a cash payment equal to the per share merger consideration for each outstanding share of the Company’s common stock.

The Company’s named executive officers and certain other officers have waived their right to receive payment in connection with the Merger with respect to Options and shares of restricted stock granted to them on February 28, 2012.

The Merger Agreement has been unanimously approved by the Company’s Board of Directors, acting upon the unanimous recommendation of a special committee of independent directors, and the transactions contemplated by the Merger Agreement are subject to the approval of the stockholders of the Company and other customary closing conditions, including, without limitation, (i) the receipt of necessary regulatory approvals; (ii) that the Company obtain a customary debt payoff letter from its current lender; and (iii) that the Company enter into termination agreements with a limited number of holders of certain Options which are to provide that such Options will be cancelled and, except to the extent waived, converted into the right to receive a portion of the Merger Consideration, as discussed above.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to (i) pay Parent a termination fee of $11 million, (ii) reimburse Parent for out of-pocket expenses incurred by it, Merger Subsidiary and their respective affiliates in connection with the Merger Agreement up to a maximum amount of $2.9 million, or (iii) in limited circumstances where expense reimbursement has occurred and the Company enters into or completes another sale transaction within a year after termination of the Merger Agreement, both expense reimbursement and a termination fee of $11 million. The Merger Agreement provides that Parent will be required to pay the Company a termination fee of $20 million in the event the Company terminates the Merger Agreement under specified circumstances. The Company’s ability to seek damages from Parent and Merger Subsidiary for breaches of the Merger Agreement is limited to $20 million. Genstar, through one of its affiliates, has delivered to the Company a limited guaranty covering Parent’s and Merger Subsidiary’s obligations to pay any termination fee or damages to the Company as discussed above.

Parent has obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement, the proceeds of which will be used by Parent to pay the Merger Consideration and all related fees and expenses of Parent and Merger Subsidiary in connection with the Merger.

Credit Suisse AG (“Credit Suisse”), Credit Suisse Securities (USA) LLC (“CS Securities”), Jefferies Finance LLC (“Jefferies”) and Citizens Bank of Pennsylvania (collectively, the “Senior Lenders”) have committed to provide a senior secured term loan facility of $174 million and a $50 million senior secured revolving credit facility (the “Senior Financing”), on the terms and subject to the conditions set forth in a debt commitment letter and term sheet dated April 9, 2012 (the “Senior Debt Commitment Letter”). Credit Suisse will act as administrative agent and CS Securities and Jefferies will act as joint bookrunners and joint lead arrangers for the Senior Financing.

CDP-Genstar Mezzanine Opportunities, L.P. (“CDPQ”) has committed to provide up to $97.4 million of subordinated financing and up to $40 million of equity financing (collectively, the “Mezzanine Financing”), on the terms and subject to the conditions set forth in a commitment letter and term sheet dated April 6, 2012 (the “Mezzanine Commitment Letter”).

Pursuant to an equity commitment, Genstar has committed to capitalize Parent, at or prior to the Closing, with an aggregate equity contribution in an amount up to $110 million on the terms and subject to the conditions set forth in the equity commitment letter dated April 9, 2012 (the “Equity Commitment Letter”).

The obligations of the Senior Lenders to provide Senior Financing under the Senior Debt Commitment Letter are subject to a number of conditions, including without limitation (i) the expiration of a marketing period (as described in the Merger Agreement), (ii) that, since December 31, 2011 there shall not have been any Company Material Adverse Effect (as defined in the Merger Agreement); (iii) negotiation, execution and delivery of definitive documentation with respect to the Senior Financing consistent with the Senior Debt Commitment Letter; (iv) the accuracy of certain specified representations and warranties; (v) receipt of equity financing consistent with the Equity Commitment Letter and Mezzanine Financing consistent with the Mezzanine Commitment Letter; (vi) consummation of the Merger in accordance with the Merger Agreement simultaneously with the initial funding of the Senior Financing; (vii) delivery of certain customary closing documents, specified items of collateral, and certain Company financial statements (including pro forma financial statements) and customary insurance certificates; (viii) delivery of customary “know your customer” information; (ix) that, during the syndication of the Senior Financing, there shall be no other issuance of debt securities or commercial bank or other credit facilities announced, offered, placed or arranged (other than the Mezzanine Financing and indebtedness permitted pursuant to the Merger Agreement); (x) indebtedness of the Company shall have been paid in full; and (xi) payment of applicable costs, fees and expenses. The final termination date for the Senior Debt Commitment Letter is October 6, 2012.

The obligations of CDPQ to provide Mezzanine Financing under the Mezzanine Commitment Letter is subject to a number of conditions, including without limitation (i) that, since December 31, 2011 there shall not have been any Company Material Adverse Effect (as defined in the Merger Agreement); (ii) negotiation, execution and delivery of definitive documentation with respect to the Mezzanine Financing consistent with the Mezzanine Commitment Letter; (iv) the accuracy of certain specified representations and warranties; (v) receipt of equity financing consistent with the Equity Commitment Letter and Senior Financing consistent with the Senior Debt Commitment Letter; (vi) consummation of the Merger in accordance with the Merger Agreement simultaneously with the initial funding of the Mezzanine Financing; (vii) delivery of certain customary closing documents, specified items of collateral and certain Company financial statements (including pro forma financial statements); (viii) delivery of customary “know your customer” information; (ix) that, prior to the Closing, there shall be no other issuance of debt securities or commercial bank or other credit facilities announced, offered, placed or arranged (other than the Senior Financing and indebtedness permitted pursuant to the Merger Agreement); (x) that, at the Closing, the total net leverage ratio on a pro forma basis shall not exceed 4.25:1.00; and (xi) payment of applicable costs, fees and expenses. The final termination date for the Mezzanine Commitment Letter is October 6, 2012.

The foregoing summary of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is included as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

The Merger Agreement has been provided pursuant to applicable rules and regulations of the Securities and Exchange Commission (the “ SEC”) in order to provide investors and stockholders with information regarding its terms. However, it is not intended to provide any other factual information about the Company, Parent, Merger Subsidiary, Genstar, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement, and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosure exchanged by the parties in connection with the execution of the Merger Agreement.

Furthermore, many of the representations and warranties in the Merger Agreement are the result of the negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, Parent, Merger Subsidiary, Genstar, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company’s public disclosures.

As a result of the foregoing, investors and stockholders are strongly encouraged not to rely on the representations, warranties and covenants contained in the Merger Agreement, or on any descriptions thereof, as accurate characterizations of the state of facts or condition of the Company or any other party. Investors and stockholders are likewise cautioned that they are not third-party beneficiaries under the Merger Agreement and do not have any direct rights or remedies pursuant to the Merger Agreement.

Consulting Agreement

In connection with the execution of the Merger Agreement, on April 9, 2012, the Company entered into a consulting agreement (the “Consulting Agreement”) with Joel Morganroth, M.D., P.C. (the “Consultant”). The Consulting Agreement will become effective on the date the Merger is consummated and will have a term of three years from that date. The Consultant will be paid $44,000 per month for the services Joel Morganroth provides to the Company and will be eligible to receive additional payments of up to $251,000 per calendar year ($126,000 for calendar year ending December 31, 2012) upon the Company’s attainment of certain performance goals following the Merger.

The Consulting Agreement also provides that in connection with the Merger, the Consultant and the Company will enter into an agreement by which the assets of the Consultant will be sold to the Company upon the consummation of the Merger for $875,000 in cash.

The foregoing summary of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consulting Agreement, a copy of which is included as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference.

Joel Morganroth, M.D., the founder, sole owner and chief executive officer of the Consultant is also a director of the Company and the Company’s executive vice president and chief scientific officer. In addition to the Consulting Agreement, the Company and the Consultant are also parties to a Consultant Agreement dated March 1, 2010 (the “Prior Agreement”) and Dr. Morganroth and the Company are parties to a Management Employment Agreement dated March 1, 2010 (“Employment Agreement”). The Prior Agreement and the Employment Agreement are both exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 2, 2012 and will terminate upon the consummation of the Merger.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information provided in Items 1.01 of this Current Report on Form 8-K related to the Consulting Agreement is hereby incorporated herein by reference.

Item 8.01	Other Events.

The Company issued a press release on April 10, 2012, announcing the execution of the Merger Agreement. A copy of the press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company distributed a document with questions and answers regarding the Merger (“Merger FAQ”) to its employees on April 10, 2012. A copy of the Merger FAQ is included as Exhibit 99.2 hereto and is incorporated herein by reference.

Important Additional Information Will Be Filed With The SEC

The Company will file with the SEC, and furnish to its stockholders, a proxy statement soliciting proxies for the meeting of its stockholders to be called with respect to the proposed transaction between the Company, Parent and Merger Subsidiary. THE HOLDERS OF THE COMPANY’S COMMON STOCK ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. The Company’s stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to eResearchTechnology, Inc., 1818 Market Street, Philadelphia, Pennsylvania, 19103, telephone: (215) 972-0420, or from the Company’s website, www.ert.com.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from stockholders of the Company with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the Company’s proxy statement relating to the proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of the Company’s common stock as of March 2, 2011 is also set forth in the Company’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2011.

Safe Harbor for Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger; satisfaction of closing conditions to the consummation of the proposed Merger; the impact of the announcement or the closing of the Merger on the Company’s relationships with its employees, existing customers or potential future customers; the ability of Genstar to successfully integrate the Company’s operations and employees; the ability to realize anticipated benefits of the proposed Merger; and such other risks detailed in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2012, which contains and identifies important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof. The Company assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The Exhibit Index attached hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eResearchTechnology, Inc.

By:	/s/ Keith D. Schneck

Name:	Keith D. Schneck
Title:	Executive Vice President, Chief Financial Officer and Secretary

Date: April 10, 2012

EXHIBIT INDEX

Number	Description of Document

2.1	Agreement and Plan of Merger by and among Explorer Holdings, Inc., Explorer Acquisition Corp. and eResearchTechnology, Inc. dated April 9, 2012.

10.1	Consulting Agreement by and between eResearchTechnology, Inc. and Joel Morganroth, M.D. P.C., dated April 10, 2012.

99.1	Press Release issued by eResearchTechnology, Inc. on April 10, 2012.

99.2	Employee FAQ regarding the Merger.